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                                                                      EXHIBIT 11

                                  SKYMALL, INC.

            STATEMENT RE: COMPUTATION OF NET INCOME PER COMMON SHARE



                                                                                     THREE MONTHS ENDED
                                                                                           JUNE 30,
                                                                                 ---------------------------
For Primary Income Per Common Share(1)(2)                                           1997             1996
                                                                                 ----------       ----------

Weighted average number of common shares outstanding                              8,654,000        5,150,000
Net dilutive impact of stock options and warrants -- based on the treasury
 stock method using average market price                                             52,935               --
                                                                                 ----------       ----------
Weighted average number of common and common equivalent shares outstanding        8,706,936        5,150,000
                                                                                 ==========       ==========
Net income                                                                       $  321,000       $  557,000
                                                                                 ==========       ==========
Net income per common share                                                      $     0.04       $     0.11
                                                                                 ==========       ==========



                                                                                     SIX MONTHS ENDED
                                                                                         JUNE 30,
                                                                                 ---------------------------
For Primary Income Per Common Share(1)(2)                                           1997             1996
                                                                                 ----------       ----------

Weighted average number of common shares outstanding                              8,654,000        5,150,000
Net dilutive impact of stock options and warrants -- based on the treasury
 stock method using average market price                                             58,227               --
                                                                                 ----------       ----------
Weighted average number of common and common equivalent shares outstanding
                                                                                  8,712,228        5,150,000
                                                                                 ==========       ==========
Net income                                                                       $  748,000       $  770,000
                                                                                 ==========       ==========
Net income per common share                                                      $     0.09       $     0.15
                                                                                 ==========       ==========


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(1)   No calculation of fully diluted income per share has been provided as fully diluted income per share is equal to primary income per share.

(2) Common and common equivalent shares have been adjusted to reflect a 1,592 -for-1 stock exchange upon incorporation in Nevada in October 1996.




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